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As filed with the Securities and Exchange Commission on June 28, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TravelCenters of America LLC
(Exact name of registrant as specified in its charter)

Delaware	20-5701514
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

24601 Center Ridge Road
Westlake, Ohio 44145
(440) 808-9100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John R. Hoadley,
Chief Financial Officer
TravelCenters of America LLC
24601 Center Ridge Road
Westlake, Ohio 44145
(440) 808-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alexander A. Notopoulos, Esq. Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 (617) 338-2800	Donald J. Murray Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-143814

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee(3)(4)

Common Shares	998,890	41.10	$41,054,379.00	1,260.37

(1)
Includes 130,290 common shares which may be purchased by the underwriters to cover over allotments, if any.

(2)
The 998,890 shares being registered under this Registration Statement are in addition to the 4,600,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-143814).

(3)
Based on the public offering price of $41.10 per share.

(4)
The registrant certifies to the Securities and Exchange Commission (the "Commission") that it has instructed its bank to pay the Commission the filing fee set forth above for the additional common shares being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on June 29, 2007); that it will not revoke such instructions; and that it has sufficient funds in such account to cover the amount of such filing fee.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the amount of common shares which may be issued by us by registering an additional $41,054,379 of our common shares. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (Registration Number 333-143814), as amended, declared effective on June 28, 2007, including the exhibits thereto, are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

5.1	Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered (Filed herewith)
23.1	Consent of Richards, Layton & Finger, P.A. (Included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP with respect to TravelCenters of America LLC (Filed herewith)
23.3	Consent of PricewaterhouseCoopers LLP with respect to TravelCenters of America, Inc. (Filed herewith)
23.4	Consent of KPMG LLP (Filed herewith)
24.1	Powers of Attorney (Incorporated by reference to the signature page of our Registration Statement on Form S-1, filed on June 15, 2007, File No. 333-143814)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newton, the Commonwealth of Massachusetts, on this 28th day of June, 2007.

TRAVELCENTERS OF AMERICA LLC
By:	/s/ JOHN R. HOADLEY John R. Hoadley Executive Vice President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Thomas M. O'Brien	Managing Director, President and Chief Executive Officer (principal executive officer)	June 28, 2007
/s/ JOHN R. HOADLEY John R. Hoadley	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 28, 2007
* Barry M. Portnoy	Managing Director	June 28, 2007
* Patrick F. Donelan	Director	June 28, 2007
* Barbara D. Gilmore	Director	June 28, 2007
* Arthur G. Koumantzelis	Director	June 28, 2007

*By	/s/ JOHN R. HOADLEY John R. Hoadley Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Documents
5.1	Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered (Filed herewith)
23.1	Consent of Richards, Layton & Finger, P.A. (Included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP with respect to TravelCenters of America LLC (Filed herewith)
23.3	Consent of PricewaterhouseCoopers LLP with respect to TravelCenters of America, Inc. (Filed herewith)
23.4	Consent of KPMG LLP (Filed herewith)
24.1	Powers of Attorney (Incorporated by reference to the signature page of our Registration Statement on Form S-1, filed on June 15, 2007, File No. 333-143814)

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EXPLANATORY NOTE
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX